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                                                                    EXHIBIT 10.1

                       UNITED DEVELOPMENT FUNDING [LOGO]

                            FORM OF ESCROW AGREEMENT

Coppermark Bank
3333 Northwest Expressway
Oklahoma City, Oklahoma  73112

      Re:   United Development Funding III, L.P.

Ladies and Gentlemen:

      United Development Funding III, L.P., a Delaware limited partnership (the "Partnership"), will issue in a public offering (the "Offering") units of its limited partnership interests (the "Units") pursuant to a Registration Statement on Form S-11 filed by the Partnership with the Securities and Exchange Commission and a Prospectus included therein, as may be amended or supplemented from time to time (the "Prospectus"). The units will be offered by select members of the National Association of Securities Dealers, Inc. (NASD) on a "best efforts" basis (each being referred to herein as a "Dealer" and collectively as the "Dealers"). The Partnership is entering into this Escrow Agreement (the "Agreement") to set forth the terms on which Coppermark Bank (the "Escrow Agent"), will hold and disburse the proceeds from subscriptions for the purchase of the Units in the Offering until such time as the Partnership has received subscriptions for Units resulting in total minimum capital raised of $1,000,000 (the "Required Capital") and, thereafter, until otherwise directed by the Partnership.

      The Partnership hereby appoints Coppermark Bank as Escrow Agent for purposes of holding the proceeds from the subscriptions for the Units, on the terms and conditions hereinafter set forth:

      1. Persons subscribing to purchase the Units (the "Subscribers") will be instructed by the Dealers to remit the purchase price in the form of checks, drafts, wires, Automated Clearing House (ACH) or money orders (hereinafter referred to as "Instruments of Payment") payable to the order of "United Development Funding III, L.P. Escrow Account" (the "Escrow Account"). Any Instruments of Payment made payable to a party other than the Escrow Agent shall be returned to the Dealer who submitted such Instrument of Payment. Within one business day after receipt of any Instruments of Payment, a Dealer will (a) send to the Escrow Agent each Subscriber's name, address, executed IRS Form W-9, number of Units purchased and purchase price remitted (the "Subscription Materials"), and (b) send to the Escrow Agent such Instrument of Payment unless such Subscription Materials were previously sent to the Escrow Agent. The Escrow Agent shall cause funds received to be held in the Escrow Account as provided herein until such Escrow Account has closed pursuant to paragraph 3(a) hereof. The Escrow Agent shall notify the Partnership from time to time during the term of this Agreement of the names of any Subscribers for whom the Escrow Agent has not received a properly executed IRS Form W-9.

      2. The Escrow Agent will promptly process for collection the Instruments of Payment upon deposit into the Escrow Account. Deposits will be held in the Escrow Account until such funds are disbursed in accordance with paragraph 3 hereof. Prior to disbursement of the funds deposited in the Escrow Account, such funds will not be subject to claims by creditors of the Company, any Dealer or any of their affiliates. If any of the Instruments of Payment are returned to the Escrow Agent for nonpayment prior to the receipt of the Required Capital, the Escrow Agent shall promptly notify the submitting Dealer and the Partnership in writing via mail, email or facsimile of such nonpayment, and is authorized to debit

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the Escrow Account in the amount of such returned payment as well as any interest earned on the amount of such payment.

      3. (a) Subject to the provisions of subparagraphs 3(b)-3(d) below, once collected funds in the Escrow Account are an amount equal to or greater than the Required Capital, the Escrow Agent shall promptly notify the Partnership and, upon receiving written instruction from the Partnership, (i) disburse to the Partnership, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Units, and (ii) disburse to the Subscribers or the Partnership, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(d). For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash or a cash equivalent. After such time, the Escrow Account shall remain open and the Partnership shall continue to cause subscriptions for the Units to be deposited therein until the Partnership informs the Escrow Agent in writing to close the Escrow Account. Thereafter, any subscription documents and instruments of payment received by the Escrow Agent from Subscribers shall be forwarded directly to the Partnership.

            (b) At the close of business on ___________ ___, 2007, which is one year from the effective date of the Offering (the "Expiration Date"), the Escrow Agent shall promptly notify the Partnership (the "Expiration Notice") if it is not in receipt of Subscription Materials received on or before the Expiration Date and Instruments of Payment dated not later than the Expiration Date for the purchase of Units providing for total purchase proceeds that equal or exceed the Required Capital (from all sources but exclusive of any funds received from subscriptions for Units from entities for which the Partnership has notified the Escrow Agent are affiliated with the Partnership). Following the tenth calendar day after the date of the Expiration Notice, the Escrow Agent shall promptly return directly to each Subscriber the collected funds deposited in the Escrow Account on behalf of such Subscriber, or shall return the Instruments of Payment delivered, but not yet processed for collection prior to such time, together with interest in the amounts calculated pursuant to paragraph 6 for each Subscriber at the address provided in the Subscription Materials. However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected.

            (c) If the Partnership notifies the Escrow Agent that it rejects any subscription for which the Escrow Agent has collected funds, the Escrow Agent shall promptly issue a refund to the rejected Subscriber. If the Partnership rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the Subscriber's check for collection, the Escrow Agent shall promptly return the funds in the amount of the Subscriber's check to the rejected Subscriber after such funds have been collected. If the Escrow Agent has not yet submitted a rejected Subscriber's check for collection, the Escrow Agent shall promptly remit the Subscriber's check directly to the Subscriber.

            (d) At any time after funds are disbursed upon the Partnership's instructions pursuant to subparagraph 3(a) above, on the tenth day following the date of receipt of such instruction, the Escrow Agent shall promptly provide directly to each Subscriber the amount of the interest payable to the Subscribers. However, the Escrow Agent shall not be required to remit any payments until the Escrow Agent has collected funds represented by such payments. The forgoing notwithstanding, interest, if any, earned on accepted subscription proceeds will be payable to a Subscriber only if the Subscriber's funds have been held in escrow by the Escrow Agent for at least 35 days. Interest, if any, earned on accepted subscription proceeds of Subscribers' funds held less than 35 days will be paid to the Partnership. The Escrow Agent may use such reasonable allocation methods as it determines to be equitable in allocating interest income among Subscribers and as between the Subscribers and the Partnership if the funds bear interest at multiple rates during the escrow period.

            (e) After the Required Capital has been received and the proceeds of the Escrow Account have been distributed to the Partnership, any Instruments of Payment received by the Escrow Agent shall be deposited in the Escrow Account within one business day. Upon receiving written

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instruction from the Partnership, the Escrow Agent shall (i) disburse to the
Partnership, by check, ACH or wire transfer, the funds in the Escrow Account, and (ii) disburse to the Subscribers or the Partnership, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(d). In the event that any Instruments of Payment are returned for nonpayment, the Escrow Agent is authorized to debit the Escrow Account in accordance with paragraph 2 hereof.

            (f) Any disbursement of funds by the Escrow Agent to Subscribers shall be made to the persons named in the Subscription Materials at the address stated therein by cashiers' check mailed by United States mail.

            (e) If at the time of any required disbursement of interest to a Subscriber, the Escrow Agent has not received a properly executed IRS Form W-9, the Escrow Agent shall withhold from any interest distribution such amount as may be required to be withheld by law and remit such withheld amounts to the Internal Revenue Service in timely fashion.

      4. Prior to the disbursement of funds deposited in the Escrow Account in accordance with the provisions of paragraph 3 hereof, the Escrow Agent shall invest all of the funds deposited as well as earnings and interest derived therefrom in the Escrow Account in the "Short-Term Investments" specified below, unless the costs to the Partnership for the making of such investment are reasonably expected to exceed the anticipated interest earnings from such investment, in which case the funds and interest thereon shall remain in the respective escrow account until the balance in the respective escrow account reaches the minimum amount necessary for the anticipated interest earnings from such investment to exceed the costs to the Partnership for the making of such investment, as determined by the Partnership based upon applicable interest rates.

            "Short-Term Investments" include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before the Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Expiration Date without any dissipation of the offering proceeds invested. Without limiting the generality of the foregoing, Exhibit A hereto sets forth specific Short-Term Investments that shall be deemed permissible investments hereunder.

      The following securities are not permissible investments:

            (a)   money market mutual funds;

            (b)   corporate equity or debt securities;

            (c)   repurchase agreements;

            (d)   bankers' acceptances;

            (e)   commercial paper; and

            (f)   municipal securities.

      It is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that the Escrow Agent will never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

      5. The Escrow Agent is entitled to rely upon written instructions received from the Partnership, unless the Escrow Agent has actual knowledge that such instructions are not valid or genuine; provided that, if in the Escrow Agent's opinion, any instructions from the Partnership are

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unclear, the Escrow Agent may request clarification from the Partnership prior to taking any action, and if such instructions continue to be unclear, the Escrow Agent may rely upon written instructions from the Partnership's legal counsel in distributing or continuing to hold any funds. However, the Escrow Agent shall not be required to disburse any funds attributable to Instruments of Payment that have not been processed for collection, until such funds are collected and then shall disburse such funds in compliance with the disbursement instructions from the Partnership.

      6. If the Offering terminates prior to receipt of the Required Capital, interest income earned on subscription proceeds deposited in the Escrow Account (the "Escrow Income") shall be remitted to Subscribers, or to the Partnership if the applicable Subscriber's funds have been held in escrow by the Escrow Agent for less than 35 days, in accordance with paragraph 3. For each Subscriber who has invested funds that have been held in escrow by the Escrow Agent for at least 35 days, such Subscriber's pro rata portion of Escrow Income shall be determined as follows: the total amount of Escrow Income minus interest earned on accepted subscription proceeds held by the Escrow Agent for less than 35 days shall be multiplied by a fraction, (a) the numerator of which is determined by multiplying the number of Units purchased by the Subscriber times the number of days the Subscriber's proceeds were held in the Escrow Account prior to the date of disbursement, and (b) the denominator of which is the total of the numerators for all Subscribers in such account who have invested funds that have been held in escrow by the Escrow Agent for at least 35 days. The Partnership shall reimburse the Escrow Agent for all escrow expenses. The Escrow Agent shall remit all such Escrow Income in accordance with paragraph 3. If the Partnership chooses to leave the Escrow Account open after receiving the Required Capital, then it shall make regular acceptances of subscriptions therein, but no less frequently than monthly, and the Escrow Income from the last such acceptance shall be calculated and remitted to the Subscribers or the Partnership, as applicable, pursuant to the provisions of paragraph 3(d).

      7. The Escrow Agent shall receive compensation from the Partnership and reimbursement of expenses as set forth in Exhibit B attached hereto.

      8. The Escrow Agent will be liable as a depository only and will not be responsible for the sufficiency or accuracy of the form, execution or validity of any check or any other document delivered to the Escrow Agent hereunder or any description of the property or other thing contained therein or the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document. The Escrow Agent's duties hereunder are limited to the safekeeping of the assets, instruments or other documents received and the delivery of the same in accordance with this Agreement. The Escrow Agent will not be liable for any act or omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by the Escrow Agent's willful misconduct, breach of trust or gross negligence. The Escrow Agent is authorized to rely on any document believed by the Escrow Agent to be authentic in making any delivery of funds or property hereunder.

      9. In accepting any funds or documents delivered hereunder, it is agreed and understood by the undersigned that the Escrow Agent will not be called on to construe any contract or instrument deposited herewith, and in the event of a dispute will be required to act in respect to the deposit herein made only on the consent in writing of the undersigned. In the failure of such consent, the Escrow Agent reserves the right to hold any money in its possession, and all papers in connection with or concerning this escrow, until a mutual agreement in writing has been reached between all of said parties and delivered to the Escrow Agent or until delivery is legally authorized and ordered by final judgment or decree of a court of competent jurisdiction. If the Escrow Agent obeys or complies with any judgment, order or decree of a court of competent jurisdiction, the Escrow Agent will not be liable to any of the parties hereto nor to any other person, firm or corporation by reason of such compliance, notwithstanding any such judgment, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

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      10. In addition to Escrow Agent's other rights herein, in the event any contest, dispute or litigation arises or exists between the Partnership, then in such event, Escrow Agent may, in its discretion, continue to retain the funds as Escrow Agent during the pendency of any such contest, dispute or litigation, provided that both the Partnership consents to Escrow Agent retaining such funds. However, if the Partnership does not consent to Escrow Agent retaining the Escrow Funds during the pendency of any contest, dispute or litigation, then in such event, Escrow Agent may, in its discretion, interplead the Escrow Funds into the office of the court clerk of Oklahoma County, State of Oklahoma, in which event, Escrow Agent shall be entitled to be repaid its expenses, including court costs and attorney fees that it incurs as a result thereof, and in which event this Escrow Agreement shall be deemed terminated. The Partnership consents and agrees to the jurisdiction of the District Court of Oklahoma County, Oklahoma for such purpose.

      11. All communications and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service or when received via telecopy or other electronic transmission, in all cases addressed to the person for whom it is intended at such person's address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this paragraph:

            (a) if to the Partnership:

            United Development Funding III, L.P.
            1702 N. Collins Boulevard
            Suite 100
            Richardson, Texas  75080
            Attention:  Cara Obert

            (b) if to the Escrow Agent:

            Coppermark Bank
            3333 Northwest Expressway
            Oklahoma City, Oklahoma  73112
            Attn: Corporate Services

Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parties.

      12. This Agreement shall be governed by the laws of the State of Oklahoma as to both interpretation and performance without regard to the conflict of laws rules thereof.

      13. The provisions of this Agreement shall be binding upon the legal representatives, successors, and assigns of the parties hereto.

      14. The Partnership hereby acknowledges that Coppermark Bank. is serving as Escrow Agent only for the limited purposes herein set forth, and hereby agrees that it will not represent or imply that, by serving as Escrow Agent hereunder or otherwise, has investigated the desirability or advisability of investment in the Partnership or has approved, endorsed or passed upon the merits of the Units or the Partnership or has in any way reviewed or endorsed any disclosures made by the Partnership relating thereto. A statement to this effect shall be included in the Prospectus relating to the sale of the Units.

      15. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

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      16. The Escrow Agent shall be bound only by the terms of this Agreement and shall not be bound by or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

      17. Indemnification provisions set forth herein shall survive the termination of this Agreement.

      18. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

      19. Unless otherwise provided in this Agreement, final termination of this Agreement shall occur on the date that all funds held in the Escrow Account are distributed either (a) to the Partnership or to Subscribers and the Partnership has informed the Escrow Agent in writing to close the Escrow Account pursuant to paragraph 3 hereof or (b) to a successor escrow agent upon written instructions from the Partnership.

      20. This Agreement shall not be modified, revoked, released or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

      21. The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the Partnership. Such resignation shall be effective on the date specified in such notice, which shall be not less than thirty days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.

      22. The Escrow Agent may be removed for cause by the Partnership by written notice to the Escrow Agent effective on the date specified in such written notice. The removal of the Escrow Agent will not deprive the Escrow Agent of its compensation earned prior to such removal.

      23. The Partnership will provide the Escrow Agent a copy of the final Prospectus and any amendments or supplements thereto, in each case within 5 days of first use by the Partnership.

                            [Signature page follows]

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            Agreed to as of the ____ day of ____________, 2006.

                                       UNITED DEVELOPMENT FUNDING III, L.P.

                                       By:  UMTH Land Development, L.P.
                                            Its General Partner

                                            By:  UMT Services, Inc.
                                                 Its General Partner

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

The terms and conditions contained above are hereby accepted and agreed to by:

COPPERMARK BANK, AS ESCROW AGENT

By: __________________________________
Name: ________________________________
Title: _______________________________

                      [Signature Page to Escrow Agreement]

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                                   EXHIBIT A

                         PERMISSIBLE ESCROW INVESTMENTS

(i)   bank accounts;

(ii)  bank money market accounts;

(iii) short-term certificates of deposit or time deposits or other interest bearing deposits of banks or trust companies, organized under the laws of the United States or any state; or

(iv) obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress, or an investment fund consisting of such obligations.

                                      A-1
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                                    EXHIBIT B

                            ESCROW AGENT COMPENSATION


ACCEPTANCE FEE:                                                        $1,000.00

         For initial services including examination of the Agreement and all supporting documents as well as database development. This is a one-time fee payable upon the execution of the Agreement.

LEGAL FEES:

         Legal fees incurred by the Escrow Agent in connection with review and execution of the original Escrow Agreement will be billed to the customer at the Escrow Agent's cost. This fee will be payable upon the execution of the Agreement.

ANNUAL ADMINISTRATION FEE:                                             $2,500.00

         This annual administration fee covers standard services required under the documents. Also includes periodic disbursements to company. This fee is payable upon the execution of the Agreement and annually thereafter for any 12-month period or portion thereof. This fee shall be reviewed at the end of the first year and may be renegotiated in accordance with new volume estimates.

TRANSACTION FEES:

Transaction charges noted below apply for certain responsibilities including payments to subscribers. This fee will be billed on a monthly basis.


Deposits                                                         $20.00 per transaction
Receipt and posting of incoming check, wire transfer or ACH      No charge
Refund to investor/subscriber by check or wire transfer          $40.00 per transaction
1099 INT Tax reporting                                           $25.00 per form

EXTRAORDINARY SERVICES:

         Additional reasonable compensation will be charged for extraordinary services based on the then current standard hourly charge. Extraordinary services include, but are not limited to, attending escrow closings, processing assignments of escrow interest, specialized reports (e.g., tax reporting other than 1099s), unusual certifications, reviewing and accepting modifications or amendments to the Agreement, and letter of credit draws, etc. You will be informed in advance of Coppermark Bank's performance of services that are considered extraordinary.

         All out-of-pocket expenses incurred in the administration of the account, including, but not limited to postage, telephone charges, insurance, photocopies, supplies, and additional legal fees may be billed to the customer at cost per the Escrow Agent's discretion.

Billings over 30 days past due are subject to a 1.5% per month late payment penalty of the balance due.